As filed with the Securities and Exchange Commission on
                                March 14, 2000.

                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           PROTECTIVE LIFE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware

                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                             2801 Highway 280 South
                            Birmingham, Alabama 35223

                          1997 Long-Term Incentive Plan
                            (Full title of the Plan)

                              Deborah J. Long, Esq.
                  Vice President, General Counsel and Secretary

                             2801 Highway 280 South
                            Birmingham, Alabama 35223

                                 (205) 868-3885

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE



                                                 Proposed                Proposed
                                                 maximum                 maximum
Title of                                         offering                aggregate                Amount of
securities to            Amount to be            price per               offering                 registration
be registered            registered (1)          unit                    price                    fee

-------------            ----------------        ----------------        ----------------         ---
Common Stock,            4,000,000               $ 21.75                 $87,000,000              $22,968
par value                                         (2)
$.50 per share

(1) Consists of shares of Common Stock and an equal number of tandem Rights to be issued under the terms of the 1997 Long-Term Incentive Plan. Such additional shares as may be issued by operation of the recapitalization provisions of the Plan are hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon an assumed price of $ 21.75 per share, the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange tape on March 10, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  Incorporated by reference in this Registration Statement are the following documents heretofore filed by Protective Life Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act;

                  (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above;

                  (c) The description of the Company's Common Stock, par value $.50 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

                  (d) The description of the Company's preferred share purchase rights (the "Rights") contained in a report filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act and any amendment or report filed to update such description.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the dates of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interest of Named Experts and Counsel

                  The legality of the securities offered hereby will be passed upon for the Company by Deborah J. Long, Esq., Senior Vice President, General Counsel and Secretary of the Company.
                  Ms. Long, an employee of the Company, is a participant in the

                  1997 Long-Term Incentive Plan and other employee benefit plans offered by the Company.

Item 6.           Indemnification of Directors and Officers

                  The Company has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by the Company and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of the Company, the Company must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. The Company has similar agreements with certain of its executive officers under which the Company is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

Exhibits                            Description of Exhibit

4.1 1998 Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 12, 1998, filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

4.2 1998 Amended and Restated By-laws of the Company Effective November 2, 1998, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998.

4.3 Rights Agreement, dated as of August 7, 1995, between the Company and The Bank of New York as successor to AmSouth Bank (formerly, AmSouth Bank N.A.), as Rights Agent filed as
                  Exhibit 2 to the Company's Form 8-K Current Report filed August 7, 1995 and filed as Exhibit 1 to the Company's Form 8-A Registration Statement filed August 7, 1995.

5 Opinion of Deborah J. Long, Esq. as to the legality of securities to be registered (filed herewith).

23.1              Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2              Consent of Deborah J. Long, Esq. (included in Exhibit 5).

24                Powers of Attorney (filed herewith).

99 The Company's 1997 Long-Term Incentive Plan filed as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q filed May 15, 1998.

Item 9.           Undertakings

                  (a) Rule 415 Offering. The undersigned registrant hereby undertakes:
                           -----------------

                  (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act, unless the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information is contained in periodic reports filed by the registrant pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) Subsequent Exchange Act Documents. The undersigned registrant hereby
                           ---------------------------------
undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama on the 14th day of March, 2000.

                           PROTECTIVE LIFE CORPORATION


                              By: /s/ John D. Johns
                             -----------------------
                                  John D. Johns
                               President and Chief
                                Operating Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities on the date indicated.


Signatures                              Title                                          Date

                 *                      Chairman and Chief
Drayton Nabers, Jr.                     Executive Officer; Director

 /s/  John D. Johns                     President and Chief Operating                  March 14, 2000
---------------------------------
John D. Johns                           Officer; Director
 /s/  Jerry W. DeFoor                   Vice President and Controller                  March 14, 2000
-------------------------------
Jerry W. DeFoor
                    *                   Director
-------------------------------------
William J. Cabaniss, Jr.
                    *                   Director
-------------------------------------
John J. McMahon, Jr.
                    *                   Director
-------------------------------------
A. W. Dahlberg
                    *                   Director
-------------------------------------
Ronald L. Kuehn, Jr.
                    *                   Director
-------------------------------------
James S. M. French
                    *                   Director
-------------------------------------
Robert A. Yellowlees
                    *                   Director
-------------------------------------
Elaine L. Chao
                    *                   Director
-------------------------------------
Donald M. James
                    *                   Director
-------------------------------------
J. Gary Cooper
                    *                   Director
-------------------------------------
H. Corbin Day


*  By:  /s/  Nancy Kane                                                                 March 14, 2000
       -----------------------------
         Nancy Kane
         Attorney-in-Fact

                                                 Index to Exhibits

Exhibit No.                                 Description of Exhibit

5 Opinion of Deborah J. Long, Esq. as to the legality of securities to be registered.

23.1                       Consent of PricewaterhouseCoopers LLP.

23.2                       Consent of Deborah J. Long, Esq. (included in
                           Exhibit 5).

24                         Powers of Attorney.